Calculation of Filing Fee Tables
F-10
CENOVUS ENERGY INC.
Table 1: Newly Registered Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation Rule or Instruction	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
		Debt	Debt Securities	457(o)
		Equity	Common Shares	457(o)
		Equity	Preferred Shares	457(o)
		Other	Subscription Receipts	457(o)
		Other	Warrants	457(o)
		Other	Share Purchase Contracts	457(o)
		Other	Units	457(o)
Fees to be Paid	1	Unallocated (Universal) Shelf		457(o)			$ 1,036,775,447.00	0.0001381	$ 143,178.69
Fees Previously Paid
			Total Offering Amounts:				$ 1,036,775,447.00		$ 143,178.69
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 143,178.69
Offering Note
[1]	(a) There are being registered under the Registration Statement to which this exhibit pertains (this "Registration Statement") such indeterminate number of debt securities, common shares, preferred shares, subscription receipts, warrants, share purchase contracts and units of Cenovus Energy Inc. (the "Registrant") as shall have an aggregate initial offering price not to exceed US$5,000,000,000 (or its equivalent in any other currency used to denominate the securities). See Table 3. (b) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☐Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
	Debt	Debt Securities			F-10	333-275322	11/03/2023
	Equity	Common Shares			F-10	333-275322	11/03/2023
	Equity	Preferred Shares			F-10	333-275322	11/03/2023
	Other	Subscription Receipts			F-10	333-275322	11/03/2023
	Other	Warrants			F-10	333-275322	11/03/2023
	Other	Share Purchase Contracts			F-10	333-275322	11/03/2023
	Other	Units			F-10	333-275322	11/03/2023
1	Unallocated (Universal) Shelf			$ 3,963,224,553.00	F-10	333-275322	11/03/2023
Prospectus Note
[1]	Pursuant to Rule 429 under the Securities Act, the prospectus included in this Registration Statement, to which this exhibit is attached, is a combined prospectus relating to this Registration Statement and to the registration statement on Form F-10 (File No. 333-275322), which became effective on November 3, 2023 (the "Prior Registration Statement"), relating to such indeterminate number of debt securities, common shares, preferred shares, subscription receipts, warrants, share purchase contracts and units of the Registrant as shall have an aggregate initial offering price not to exceed US$5,000,000,000, of which US$3,963,224,553 remains unsold under the Prior Registration Statement. This Registration Statement combines the remaining US$3,963,224,553 of unsold securities from the Prior Registration Statement with an additional US$1,036,775,447 of unallocated (universal) shelf to enable an aggregate US$5,000,000,000 of securities to be offered pursuant to the combined prospectus. No separate registration fee is payable with respect to the US$3,963,224,533 of unsold securities which were previously registered on the Prior Registration Statement.